NN, INC.
2019 OMNIBUS INCENTIVE PLAN
INCENTIVE STOCK OPTION GRANT NOTICE

NN, Inc., a Delaware corporation, (the “Company”), pursuant to its 2019 Omnibus Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Grantee”), an option (the “Option”) to purchase the number of shares of common stock of the Company (“Shares”) set forth below. The Option is subject to the terms and conditions set forth in this Stock Option Grant Notice (the “Grant Notice”) and the Incentive Stock Option Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.

Grantee:	_______________________

Grant Date:	_______________________

Exercise Price per Share:	$______________________

Total Number of Shares Subject to the Option:	__________________ shares

Expiration Date:	_______________________

Vesting Schedule:	Initial Exercisability Date	Percentage of Option Which Becomes First Exercisable
	_______________ _______________ _______________ _______________	_______________ _______________ _______________ _______________
Type of Option:	Incentive Stock Option

By his or her signature and the Company’s signature below, Grantee agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice.  Grantee has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Grant Notice or the Agreement.

NN, INC.	GRANTEE

By:	By:
Print Name:	Print Name:
Title:	Address:	_________________________________
________________________________
EXHIBIT A

INCENTIVE STOCK OPTION AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Grantee an Option under the Plan to purchase the number of Shares set forth in the Grant Notice.

ARTICLE I
GENERAL

1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.2    Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement, the Grant Notice and the Plan, which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

1.3    Incentive Stock Option. This Option is intended to qualify as an incentive stock option (“ISO”) within the meaning of Section 422 of the Code. If any portion of this Option should fail to qualify as an ISO, such portion shall be treated as a non-qualified stock option and the remainder of this Option that continues to qualify as an ISO shall be unaffected by such treatment.

ARTICLE II
GRANT OF OPTION

2.1    Grant of Option. In consideration of Grantee’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Grantee the Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustments as provided in Section 4.2 of the Plan.

2.2    Exercise Price. The exercise price per Share subject to the Option (the “Exercise Price”) shall be as set forth in the Grant Notice.

ARTICLE III

PERIOD OF EXERCISABILITY

3.1    Commencement of Exercisability. Subject to Sections 3.2, and 3.3 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice. In the event Grantee Separates from Service, other than in connection with Grantee’s death, Disability or Retirement as defined in Section 3.3(d) hereof, prior to the “Initial Exercisability Date” set forth in the Grant Notice with respect to all or any portion of this Option, all or such portion of this Option that shall not have become exercisable immediately shall be forfeited and not exercisable by the Grantee. In the event Grantee Separates from Service on account of death, Disability or Retirement, this Option shall become 100% vested for the period of time set forth in Section 3.2 hereof.

3.2    Duration of Exercisability. Once a portion of this Option shall have become exercisable in accordance with Section 3.1 hereof, such portion shall remain exercisable until it becomes unexercisable under Section 3.3 hereof.

3.3    Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)    The expiration date set forth in the Grant Notice;

(b)    Except as the Committee may otherwise approve, in the event of Grantee’s Separation from Service other than for Cause or by reason of Grantee’s death, Disability or Retirement, the expiration of three (3) months from the date of Grantee’s Separation from Service;

(c)    Except as the Committee may otherwise approve, the expiration of two (2) years from the date of Grantee’s Separation from Service by reason of Grantee’s death or Disability; or

(d)    Except as the Committee may otherwise approve, the expiration of two (2) years from the date of Grantee’s Separation from Service by reason of Grantee’s Retirement; for purposes of this Agreement, “Retirement” means termination of service after the Grantee has completed 10 years of service with the Company and has reached the age of 55.

(e)    Except as the Committee may otherwise approve, upon Grantee’s Separation from Service for Cause.

3.4    Change in Control. Upon the occurrence of a Change in Control, the Committee shall determine the treatment of the Option consistent with the provisions of Section 13 of the Plan.

3.5    Tax Withholding.  Notwithstanding any other provision of this Agreement:

(a)    The Company and its Subsidiaries have the authority to deduct or withhold, or require Grantee to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld, if any, with respect to any taxable event arising pursuant to this Agreement. The Company and its Subsidiaries may withhold or Grantee may make such payment in one or more of the forms specified below:

(i)    by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises;

(ii)    by the deduction of such amount from other cash compensation payable to Grantee;

(iii)    with the consent of the Committee, by requesting that the Company withhold a net number of Shares issuable upon the exercise of the Option having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(iv)    with the consent of the Committee, by tendering to the Company Shares having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries due upon the exercise of the Option based on the applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(v)    with the consent of the Committee, through the delivery of a notice that Grantee has placed a market sell order with a broker designated by the Company with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Committee, but in any event not later than the settlement of such sale; or

(vi)    in any combination of the foregoing.

(b)    With respect to any withholding taxes arising in connection with the Option, in the event Grantee fails to provide timely payment of all sums required pursuant to Section 3.5(a) hereof, the Company shall have the right and option, but not the obligation, to treat such failure as an election by Grantee to satisfy all or any portion of Grantee’s required payment obligation pursuant to Section 3.5(a)(ii) or Section 3.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the exercise of the Option to Grantee or his or her legal representative unless and until Grantee or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Grantee resulting from the exercise of the Option or any other taxable event related to the Option.

(c)    In the event any tax withholding obligation arising in connection with the Option will be satisfied under Section 3.5(a)(iii) above, then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Grantee’s behalf a whole number of Shares from those Shares that are issuable upon exercise of the Option as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the withholding obligation arises. Grantee’s acceptance of this Award constitutes Grantee’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 3.5(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any Shares to Grantee until the foregoing tax withholding obligations are satisfied.

(d)    Grantee is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Option.  Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares.  The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Grantee’s tax liability.

ARTICLE IV
EXERCISE OF OPTION

4.1    Person Eligible to Exercise. During the lifetime of Grantee, only the Grantee may exercise the Option or any portion thereof. After the death of Grantee, the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by Grantee’s personal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution.

4.2    Partial Exercise. Subject to Section 5.2 hereof, the Option may be exercised in whole or in part at any time prior to the time when the Option or applicable portion thereof becomes unexercisable under Section 3.3 hereof.

4.3    Manner of Exercise. The Option may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:

(a)    An exercise notice in a form specified by the Committee, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b)    The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, in such form of consideration permitted under Section 4.4 hereof that is acceptable to the Committee;

(c)    The payment of any applicable withholding tax in accordance with Section 3.5;

(d)    Any other written representations or documents as may be required in the Committee’s sole discretion to effect compliance with applicable law; and

(e)    In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than Grantee, appropriate proof of the right of such person or persons to exercise the Option. Notwithstanding any of the foregoing, the Committee shall have the right to specify all conditions of the manner of exercise, which conditions may vary by Grantee and which may be subject to change from time to time.

4.4    Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Grantee:

(a)    Cash or check;

(b)    With the consent of the Committee, surrender of Shares (including, without limitation, Shares otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof;

(c)    With the consent of the Committee and subject to Section 5.18 hereof, through the delivery of a notice that Grantee has placed a market sell order with a broker designated by the Company with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Committee, but in any event not later than the settlement of such sale; or

(d)    Any other form of legal consideration acceptable to the Committee.

4.5    Conditions to Issuance of Stock. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the SEC or other governmental regulatory body, that the Committee shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable, (d) the receipt by the Company of full payment for such Shares, which may be in one or more of the forms of consideration permitted under Section 4.4 hereof, and (e) the receipt of full payment of any applicable withholding tax in accordance with Section 3.5 hereof by the Company or its Subsidiary with respect to which the applicable withholding obligation arises.

4.6    Rights as Stockholder. Neither Grantee nor any person claiming under or through Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Grantee (including through electronic delivery to a brokerage account). No adjustment will be made for a dividend or other right for which the record date is prior to the date of such issuance, recordation and delivery, except as provided in Section 4.2 of the Plan. Except as otherwise provided herein, after such issuance, recordation and delivery, Grantee will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receive dividends and distributions on such Shares.

ARTICLE V
OTHER PROVISIONS

5.1    Administration. The Committee shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee will be final and binding upon Grantee, the Company and all other interested persons. To the extent allowable pursuant to applicable law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

5.2    Whole Shares. The Option may only be exercised for whole Shares.

5.3    Option Not Transferable. Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Grantee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

5.4    Adjustments. Upon the occurrence of certain events relating to Shares contemplated by Section 4.2 of the Plan (including, without limitation, an extraordinary cash dividend on such Stock), the Committee shall make such adjustments as the Committee deems appropriate in the number of Shares subject to the Option, the exercise price of the Option and the kind of securities that may be issued upon exercise of the Option. Grantee acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 4.2 of the Plan. If any such adjustment shall result in a fractional Share, such fractional Share shall be disregarded.

5.5    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Grantee shall be addressed to Grantee at Grantee’s last address reflected on the Company’s records. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to that party. Any notice that is required to be given to Grantee shall, if Grantee is then deceased, be given to the person entitled to exercise the Option pursuant to Section 4.1 hereof by written notice under this Section 5.5. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.6    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.7    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.8    Conformity to Securities Laws. Grantee acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all applicable laws, including, without limitation, the provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the SEC and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to applicable law. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to applicable law.

5.9    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Grantee.

5.10    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 5.3 hereof and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.11    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Grantee is subject to Section 16 of the Exchange Act, the Plan, the Option, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.12    Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Grantee any right to continue to serve as an employee or other service provider of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Grantee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Grantee.

5.13    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof.

5.14    Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Committee determines that this Award (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify Grantee or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. Nothing in the Plan or this Agreement shall be construed to make the Company liable to Grantee for any tax, interest, or penalties that Grantee might owe as a result of the grant, holding, vesting, exercise, or payment of this Option or any Shares related thereto.

5.15    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

5.16    Limitation on Grantee’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Grantee shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to options, as and when exercised pursuant to the terms hereof.

5.17    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to applicable law, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.18    Broker-Assisted Sales. In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 3.4(a)(v) or Section 3.4(c) hereof or the payment of the exercise price as provided in Section 4.4(c) hereof: (a) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation or exercise of the Option, as applicable, occurs or arises, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Grantees in the Plan in which all Grantees receive an average price; (c) Grantee will be responsible for all broker’s fees and other costs of sale, and Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation or exercise price, the Company agrees to pay such excess in cash to Grantee as soon as reasonably practicable; (e) Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation or exercise price; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Grantee agrees to pay immediately upon demand to the Company or its Subsidiary with respect to which the withholding obligation arises, an amount sufficient to satisfy any remaining portion of the Company’s or the applicable Subsidiary’s withholding obligation.

5.19    Clawback. Any Shares issued pursuant to this Award shall be subject to mandatory repayment by the Grantee to the Company to the extent that such Grantee is, or in the future becomes, subject to (a) any “clawback” or recoupment policy adopted by the Company or any Subsidiary thereof to comply with the requirements of any applicable laws, rules or regulations, including pursuant to final rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws, including the Sarbanes-Oxley Act of 2002.

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